EXHIBIT 99.1
Innuity, Inc. Reports Second Quarter 2007 Financial Results
The Company Dramatically Decreases Net Loss and Generates $375,000 of Adjusted EBITDA Through
Decreased Operating Expenses and Settlement of Debt
REDMOND, Wash. (August 14, 2007) — Innuity, Inc. (INNU.OB), a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small business, reported its financial results for the second quarter of 2007.
The company’s net loss for the second quarter of 2007 was $517,000, or $0.02 per share, compared with a net loss of $2.5 million, or $0.13 per share, for the second quarter of 2006. The significant improvement to net loss resulted from the tightening of operating costs, the elimination of royalty payments, and the improvement of margins for service revenue, as well as a gain from the settlement of debt. Consolidated revenues for the second quarter of 2007 decreased to $5.5 million from $5.6 million reported during the same quarter of 2006. Revenue for the six months ended June 30, 2007 was $10.8 million, a 3% increase over $10.5 million of revenue for the same period in 2006. The net loss for the six months ended June 30, 2007 was $2.1 million, or $0.10 per share, compared with $5.0 million, or $0.26 per share, for the same period in 2006. The Company’s Adjusted EBITDA was $375,000 for the three months ended June 30, 2007, which represented a $1.1 million quarter-over-quarter improvement from a negative Adjusted EBITDA of $(748,000) for the three months ended March 31, 2007. Adjusted EBITDA for the three months ended June 30, 2007 includes a $577,000 gain from the settlement of debt.
“I am quite pleased with the achievement of our first quarter of positive Adjusted EBITDA. This is a significant milestone for the company that has been accomplished by our team,” said John Wall, Innuity chairman and CEO. “With this dramatic decrease in net loss and positive Adjusted EBITDA, Innuity is continuing the strong momentum towards sustainable cash flow from operations.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and facilitates minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. In addition, we have incurred losses since our inception, and we may not achieve or maintain profitability. We will need additional funding to support our operations and capital expenditures, which may not be available in amounts or terms acceptable to us. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-QSB, our annual report on Form 10-KSB, and other documents we file periodically with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses Adjusted EBITDA which is a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by reducing net losses computed in accordance with GAAP for interest expense, income taxes, depreciation, amortization and share-based payments. This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents meaningful supplemental information regarding liquidity and Innuity’s ability to fund operations and its financing obligations.
Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses to Adjusted EBITDA for the three months ended March 31, 2007, and June 30, 2007, as well as for the six months ended June 30, 2007, is included with the financial statement tables.
IR contact:
Jordan Silverstein
Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company contact:
Shivonne Byrne
Innuity, Inc.
425-968-0306 (office)
shivonne@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$423,829	$307,483
Settlement deposits	266,617	467,078
Settlement receivable, net of allowance for doubtful accounts	183,693	173,098
Trade accounts receivable, net of allowance for doubtful accounts	1,035,845	1,318,773
Inventories, net of allowance for obsolete inventory	348,919	486,736
Other current assets	179,959	184,891

Total Current Assets	2,438,862	2,938,059

Property and equipment, net	724,354	901,318
Intangible assets, net	1,165,127	1,670,582
Goodwill	1,833,220	1,833,220

Total Assets	$6,161,563	$7,343,179

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Trade accounts payable	$2,701,390	$2,587,227
Accrued salaries and wages	466,186	612,745
Merchant settlement payable	404,832	453,596
Accrued liabilities	1,076,988	1,229,872
Deferred revenues	3,040,240	2,543,397
Line of credit	—	699,365
Related party notes payable, current portion, net of discount	654,994	658,105
Long-term debt, current portion, net of discount	1,706,144	1,294,529
Capital lease obligations, current portion	148,787	142,972

Total Current Liabilities	10,199,561	10,221,808

Long-Term Liabilities
Related party notes payable, net of discount of $0 and $22,944, respectively	—	330,832
Long-term debt, net of discount of $0 and $254,087, respectively	133,156	180,126
Capital lease obligations	114,187	190,024

Total Long-Term Liabilities	247,343	700,982

Total Liabilities	10,446,904	10,922,790

Commitments and Contingencies
Stockholders’ Deficit	(4,285,341)	(3,579,611)

Total Liabilities and Stockholders’ Deficit	$6,161,563	$7,343,179

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Revenues
Product sales	$2,277,666	$2,348,069	$4,390,537	$4,247,910
Services	3,240,644	3,210,626	6,414,514	6,268,656

Total revenues	5,518,310	5,558,695	10,805,051	10,516,566

Operating expenses
Cost of product sales	1,744,245	1,688,520	3,388,218	3,248,572
Cost of services	1,771,838	1,820,444	3,586,559	3,532,389
General and administrative	1,088,598	2,000,961	2,418,472	3,484,021
Selling and marketing	1,172,423	1,509,988	2,415,594	2,862,174
Research and development	348,769	341,027	809,934	705,472
Royalty expense	—	415,749	—	831,497
Amortization expense	254,868	245,761	505,455	500,097

Loss from operations	(862,431)	(2,463,755)	(2,319,181)	(4,647,656)

Other income (expense)
Gain from settlement of debt	577,434	—	577,434	—
Other income	—	2,323	—	69,710
Interest expense	(231,656)	(68,026)	(329,611)	(407,868)

Total other expense	345,778	(65,703)	247,823	(338,158)

Net Loss	$(516,653)	$(2,529,458)	$(2,071,358)	$(4,985,814)

Basic and Diluted Loss Per Common Share	$(0.02)	$(0.13)	$(0.10)	$(0.26)

Basic and Diluted Weighted-Average Common Shares Outstanding	21,904,776	19,820,623	21,675,482	18,852,999

Adjusted EBITDA:

	Three Months Ended	Three Months Ended	Six Months Ended
	March 31, 2007	June 30, 2007	June 30, 2007
GAAP Net Loss	$(1,554,705)	$(516,653)	$(2,071,358)
Add back:
Interest expense	97,955	231,656	329,611
Income taxes	—	—	—
Depreciation	100,681	96,379	197,060
Amortization	250,587	254,868	505,455
Share-based payments	357,213	308,517	665,730

Adjusted EBITDA	$(748,269)	$374,767	$(373,502)